STOCK PURCHASE AGREEMENT

                          Dated as of November 23, 1999

                                 by and between

                               SYNERGY BRANDS INC.

                                       AND

                         SINCLAIR BROADCAST GROUP, INC.

                                     -E 1-

                                TABLE OF CONTENTS

ARTICLE IDEFINITIONS.......................................................1
         SECTION 1.1.      DEFINITIONS.....................................1
         SECTION 1.2.      ACCOUNTING TERMS................................4

ARTICLE IIPURCHASE, SALE AND EXCHANGE OF COMMON STOCK;.....................4
         SECTION 2.1.      AUTHORIZATION OF COMMON STOCK...................4
         SECTION 2.2.      PURCHASE AND SALE OF COMMON STOCK...............4
         SECTION 2.3.      THE CLOSING.....................................6
         SECTION 2.4.      EXCHANGE OF COMMON STOCK.  .....................6
         SECTION 2.5.      REGISTRATION RIGHTS.............................6
         SECTION 2.6.      BOARD PRESENCE..................................7

ARTICLE IIIREPRESENTATIONS AND WARRANTIES OF THE COMPANY...................7
         SECTION 3.1.      ORGANIZATION, STANDING, ETC.....................7
         SECTION 3.2.      AUTHORIZATION AND EXECUTION.....................7
         SECTION 3.3.      GOVERNMENTAL AUTHORIZATIONS.....................8
         SECTION 3.4.      NON-CONTRAVENTION...............................8
         SECTION 3.5.      CAPITALIZATION..................................8
         SECTION 3.6.      SUBSIDIARIES....................................9
         SECTION 3.7.      LITIGATION......................................9
         SECTION 3.8.      INVESTMENT COMPANY..............................9
         SECTION 3.9.      SEC REPORTS; FINANCIAL STATEMENTS...............9
         SECTION 3.10.     INTELLECTUAL PROPERTY..........................10
         SECTION 3.11.     EMPLOYMENT AGREEMENTS..........................10
         SECTION 3.12.     REAL PROPERTY..................................10
         SECTION 3.13.     TAX MATTERS....................................10
         SECTION 3.14.     EMPLOYEE BENEFIT PLANS.........................11

ARTICLE IVREPRESENTATIONS AND WARRANTIES OF PURCHASER.....................11
         SECTION 4.1.      ORGANIZATION, STANDING, ETC....................11
         SECTION 4.2.      AUTHORIZATION AND EXECUTION....................12
         SECTION 4.3.      GOVERNMENTAL AUTHORIZATIONS....................12
         SECTION 4.4.      NON-CONTRAVENTION..............................12
         SECTION 4.5.      PRIVATE PLACEMENT..............................12

ARTICLE VCONDITIONS PRECEDENT TO CLOSING BY THE PURCHASER.................13
         SECTION 5.1......................................................13

ARTICLE VICONDITIONS PRECEDENT TO CLOSING BY THE COMPANY..................14
         SECTION 6.1......................................................14

ARTICLE VIIMISCELLANEOUS..................................................15
         SECTION 7.1.      LEGENDS; OPINIONS REQUIREMENT..................15
         SECTION 7.2.      REGISTER OF SECURITIES.........................15
         SECTION 7.3.      REMOVAL OF LEGEND..............................15

         SECTION 7.4.      RULE 144.......................................16
         SECTION 7.5.      NOTICES........................................16

         SECTION 7.6.      CONFIDENTIALITY................................18
         SECTION 7.7.      BROKERS; FINDERS...............................18
         SECTION 7.8.      AMENDMENT; WAIVER..............................19

         SECTION 7.9.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                           COVENANTS AND AGREEMENTS.......................19

         SECTION 7.10.     SEVERABILITY...................................19
         SECTION 7.11.     HEADINGS; EXHIBITS.............................19
         SECTION 7.12.     ENTIRE AGREEMENT...............................19
         SECTION 7.13.     SUCCESSORS AND ASSIGNS.........................19
         SECTION 7.14.     CHOICE OF LAW..................................20
         SECTION 7.15.     COUNTERPARTS...................................20

                                      -E 2-

                                TABLE OF EXHIBITS

EXHIBIT

A        Description of  Registration Rights

B        Form of Non-Competition and Proprietary Information Agreement

                                     -E 3-

                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT (THIS "AGREEMENT"), dated as of November 23, 1999, by and between SYNERGY BRANDS INC., A Delaware corporation (the "COMPANY"), and SINCLAIR BROADCAST GROUP, INC., a Maryland corporation (the "PURCHASER").

                              W I T N E S S E T H:

     WHEREAS, the Company proposes to sell, and the Purchaser desire to purchase, 2,200,000 shares OF THE COMPANY'S COMMON STOCK, $.001 PAR VALUE (THE "SYNERGY SHARES") for a subscription price of $4,400,000,

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "ADVERTISING" AND "ADVERTISING TIME" shall have the respective meanings set forth in SECTION 2.2(b).

     "AFFILIATE" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGREEMENT" means this Agreement, as the same may be amended in accordance with its terms.

     "BEAUTYBUYS" means BeautyBuys.Com Inc., a New Jersey corporation, all of the outstanding Capital Stock of which is owned by SYBR.

                                     -E 4-

     "BB AGREEMENT" means that certain Stock Purchase Agreement entered into by and among the PURCHASER AND BEAUTYBUYS, PROVIDING, INTER ALIA, for the issuance and sale of shares of Class B Common Stock by BeautyBuys to Purchaser, on the terms and conditions set forth herein.

     "BB SHARES" SHALL HAVE THE MEANING SET FORTH IN SECTION 2.4.

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in either the State of New York or the State of Maryland are authorized, required or permitted by law to close.

     "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock and warrants, options and similar rights to acquire such capital stock.

     "CLOSING" AND "CLOSING DATE" HAVE THE MEANINGS SET FORTH IN SECTION 2.3 hereof.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMISSION" means the Securities and Exchange Commission or any successor thereof.

     "COMMON STOCK" means the common stock, $.001 par value, of the Company.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

     "FINANCIAL STATEMENTS" SHALL HAVE THE MEANING SET FORTH IN SECTION 3.9 hereof.

     "GOVERNMENTAL BODY" means any Federal, state, municipal, local or other governmental body, department, commission, board, bureau, agency or instrumentality, political subdivision or taxing authority, domestic or foreign.

     "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale of receivables with recourse against the seller or any other person except account debtors, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute of any jurisdiction other than to reflect ownership by a third party of property leased to the Company or its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement).

     "LIMITATION DATE" AND "LIMITATION NOTICE" shall have the respective meanings set forth in SECTION 2.2(C)(II).

                                      -E 5-

     "MATERIAL ADVERSE EFFECT" shall have the meaning provided in SECTION 3.1 hereof.

     "NEW ERA" means New Era Foods, Inc., a Nevada corporation, all of the outstanding Capital Stock of which is owned by the Company.

     "PERMITS" means all permits, licenses, orders, approvals, franchises, registrations and any other authorizations of any Governmental Body.

     "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "PHS GROUP" means PHS Group Inc., a Pennsylvania corporation, all of the outstanding Capital Stock of which is owned by New Era.

     "PHS GROUP INDEBTEDNESS" means the indebtedness of PHS Group in the aggregate original principal amount of $600,000, evidenced by promissory notes issued in favor of the investors and in the amounts set forth in SCHEDULE 3.5 hereto.

     "PREFERRED STOCK" means the Class A $2.20 cumulative preferred stock, $.001 par value, of the Company.

     "PROMOS" shall have the meaning set forth in SECTION 2.2(b).

     "REGISTRATION RIGHTS" means the registration rights of purchaser pursuant to SECTION 2.5, a description of which is set forth in EXHIBIT A hereto.

     "REQUIREMENT OF LAW" means any statute, law, ordinance, rule, regulation, order decree, judicial or administrative decision or directive.

     "RESTRICTED SECURITIES" means the Synergy Shares which may not be publicly sold or transferred without registration under the Securities Act.

     "SEC REPORTS" means all forms, reports and documents filed by the Company or the Purchaser with the Commission pursuant to the Securities Act and the Exchange Act.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

     "STATE" means each of the states of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

                                     -E 6-

     "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "SYBR"  means  SYBR.COM  Inc.,  a  New  Jersey  corporation,   all  of  the
outstanding Capital Stock of which is owned by the Company.

     "SYNERGY SHARES" shall have the meaning set forth in the first WHEREAS clause hereof.

     "SYNERGY TERM" shall have the meaning set forth in SECTION 2.2(b).

     "TRANSACTION DOCUMENTS" means, collectively, this Agreement and any other instrument, certificate, agreement or other document executed or delivered in connection therewith.

     "WARRANT" means the warrants issued by the Company to purchase 112,500 shares of Common Stock, at an exercise price of $1.10, expiring at various dates through 2002.

     SECTION 1.2. ACCOUNTING TERMS. All accounting terms used herein and not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles applied on a consistent basis.

                                   ARTICLE II

           PURCHASE, SALE AND EXCHANGE OF COMMON STOCK; CERTAIN RIGHTS

     SECTION 2.1. AUTHORIZATION OF COMMON STOCK. The Company has authorized the issuance and sale of up to 29,900,000 shares of Common Stock, of which 11,131,428 shares are issued and outstanding.

     SECTION 2.2. PURCHASE AND SALE OF COMMON STOCK. Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase 2,200,000 Synergy Shares for an aggregate subscription price of $4,400,000 (the "PURCHASE PRICE"). The Purchase Price shall be paid at Closing as follows:

         (a) $1,400,000 paid in cash (the "CASH PAYMENT") at the Closing;

         (b) a credit of at least $2,000,000, of radio advertising (the "ADVERTISING") and promotional support ("the PROMOS"), from Purchaser's inventory of Advertising and Promos, valued as if each spot was being sold at

                                     -E 7-
current street rates (which is net of commissions) at the time of the airing, on those radio stations from time to time owned, operated, or programmed by the Purchaser or any of its Subsidiaries. From and after December 31, 2000 and for the balance of the five (5) year period from the Closing Date (such five-year period is referred to herein as the "SYNERGY TERM"), the Company shall receive a credit for any unused Advertising and Promos, which credit shall apply, in the Company's discretion, to radio Advertising and Promos or to television Advertising and Promos, from Purchaser's inventory of Advertising and Promos, on those television stations from time to time owned, operated, or programmed by the Purchaser or any of its Subsidiaries, or to both radio Advertising and Promos and television Advertising and Promos. All radio and television
Advertising and Promos shall be supplied as available over the Purchaser's various markets in a commercially reasonable manner. The airing of all Advertising and Promos shall be in accordance with Purchaser's standard terms and conditions applicable to the airing of such Advertising and the rendering of such Promos. All such Advertising and Promos are collectively referred to herein as the "ADVERTISING TIME"). Both the Company and the Purchaser shall work together in a commercially reasonable manner to effect the airing of Advertising Time for the economic benefit of each other. Such Advertising Time may be used, at the Company's sole discretion, by the Company, BeautyBuys or any of the company's direct or indirect, wholly-owned subsidiaries, over the synergy term ; PROVIDED that in the EVENT all or any portion of the Advertising Time is used by
BeautyBuys:

              (i) the amount of Advertising Time used by BeautyBuys, up to but not in excess of the first $300,000 of such Advertising Time, shall be accounted for as a contribution to the capital of BeautyBuys; and

              (ii) any amount of Advertising Time used by BeautyBuys in excess of the first $300,000 of such Advertising Time shall be accounted for, in the discretion of the Company, either (A) as a sale by the Company to BeautyBuys in the amount of such Advertising Time and paid for in cash by BeautyBuys, or (B) as a loan from the Company to BeautyBuys in the amount of such Advertising Time, on terms mutually acceptable to the Company, BeautyBuys and the Purchaser; and

         (c) a credit of at least $1,000,000, to be applied toward the payment for certain services (the "IN-KIND SERVICES"), as more fully described on
SCHEDULE 2.2. Such credit shall be applied and used as the Company shall determine, over the Synergy Term. Notwithstanding the amount of In-Kind Services stated in the preceding sentence and the value thereof set forth on SCHEDULE 2.2, the Company may utilize the In-Kind Services in an aggregate amount:

              (i) less than $1,000,000, without any recourse to, or additional consideration from, the Purchaser or any of its Subsidiaries; and

              (ii) greater than $1,000,000, without any cost to or additional consideration from the Company or any of its Subsidiaries, but only to the extent permitted by a further written agreement between the parties hereto. Purchaser shall have the responsibility to notify the Company in writing when the $1,000,000 limit has been, or is expected to be, exceeded (the "LIMITATION NOTICE"), and notwithstanding any failure of the parties to reach such a further

                                     -E 8-
written agreement, the Company shall have the right to continue to utilize In-Kind Services in excess of such limit until the later of (A) three (3) Business Days after the date of receipt of the limitation notice, or (B) the effective date set forth therein (the "LIMITATION DATE"), and shall further have the right to complete, after the Limitation Date, any item or items of In-Kind Services commenced prior to the Limitation Date, without any cost to, or additional consideration from, the Company or any of its Subsidiaries.

     SECTION 2.3. THE CLOSING. (a) The purchase and sale of the Synergy Shares will take place at a closing (the "CLOSING") at the offices of Meltzer, Lippe, Goldstein & Schlissel, P.C., 190 Willis Avenue, Mineola, New York 11501, on such date and time, not later than November 23, 1999, as the parties shall mutually agree. the date of closing is referred to herein as the "CLOSING DATE."

         (b) On the Closing Date, the Purchaser shall deliver (i) by certified or bank check or by wire transfer to the account number designated by the Company, same day funds (federal funds) in an amount equal to the cash payment, and (ii) a credit for advertising time and in-kind services, as set forth in
SECTION 2.2(b) AND 2.2(c), respectively.

         (c) On the Closing Date, the Company shall issue and deliver to the Purchaser, against payment of the Purchase Price therefor, certificates representing the number of Synergy Shares purchased by the Purchaser from the Company. Each such certificate shall be registered in the name of the Purchaser or such nominee name as the Purchaser shall have designated in writing to the Company.

     SECTION 2.4. EXCHANGE OF COMMON STOCK. Upon the written request of Purchaser delivered at any time prior to the fifth (5TH) anniversary of the Closing Date, the Company agrees to cause SYBR to exchange all or any portion of the Synergy Shares as shall be tendered for exchange by Purchaser for shares of Class A Common Stock, $.001 par value (the "BB SHARES"), of BeautyBuys. Purchaser shall receive from SYBR, in exchange for the Synergy Shares exchanged, that number of BB Shares which shall be equal to X/Y x Z, where:

         (a) X = the number of Synergy Shares being surrendered by Purchaser for exchange;

         (b) Y = the total number of shares of Capital Stock of Synergy outstanding immediately prior to the exchange; and

         (c) Z = the total number of BB Shares then owned by SYBR immediately prior to the exchange.

     SECTION 2.5. REGISTRATION RIGHTS. The Purchaser shall have the right to have the Synergy Shares included in any registration statements of the Company filed after the first anniversary of the Closing Date relating to public offerings of securities (including, but not limited to, registration statements relating to secondary offerings of securities by the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities
ACT). a more complete description of such piggyback registration rights is set forth in EXHIBIT A hereto.

                                     -E 9-

     SECTION 2.6. BOARD PRESENCE. For so long as the Purchaser holds at least ten percent (10%) of the issued and outstanding Common Stock,

         (a) the Company shall use its best efforts to cause the Board of Directors of the Company (the "BOARD") to amend the bylaws of the Company to increase the size of the Board to six (6) directors and to appoint one member of the Board designated by the Purchaser who shall be an officer or director of the Purchaser; and

         (b)  the   Company   shall  not   cause,   and  shall  not  permit  its
representatives on the Board to cause, the number of directors comprising the Board to exceed six (6), including the director designated by the Purchaser.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchaser that:

     SECTION  3.1.  ORGANIZATION,  STANDING,  ETC.  Each of the  Company and its
Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its assets and to carry on its business as presently conducted and (b) is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the nature of the properties owned or leased by it, or the nature of its activities makes such qualification and good standing necessary, except where the absence of such qualification or good standing would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business or results of operations (a "MATERIAL ADVERSE EFFECT") of the Company and its Subsidiaries, taken as a whole. The Company has all requisite power and authority (x) to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents, and (y) to issue the Synergy Shares, in the manner and for the purpose contemplated by this Agreement.

     SECTION 3.2. AUTHORIZATION AND EXECUTION. The execution, delivery and performance of this Agreement and each of the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Each Transaction Document constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally, (ii) equitable principles (whether considered in an action at law or in equity) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be

                                     -E 10-
brought and (iii) limitations imposed upon the specific enforceability of the indemnification provisions in the registration rights set forth in EXHIBIT A hereto under certain circumstances under state or federal law or court decisions concerning indemnification of a party against liability for its own wrongful or negligent acts or where such indemnification is contrary to public policy.

     SECTION 3.3. GOVERNMENTAL AUTHORIZATIONS. The execution and delivery by the Company of this Agreement and each other Transaction Document and the issuance of and sale of the Synergy Shares by the Company, do not, and the consummation of the transactions contemplated hereby and thereby will not, require any approval, consent, waiver or authorization of, or filing or registration with, any Governmental Body or third Person.

     SECTION 3.4. NON-CONTRAVENTION. Neither the Company nor any of its Subsidiaries is in violation or default of any provisions of its Articles of Incorporation or the Company's By-Laws. Neither the Company nor any of its Subsidiaries is in violation or default in any material respect under any provision, instrument, judgment, order, writ, decree, contract or agreement to which it is a party or by which it is bound or of any Requirement of Law applicable to the Company or its Subsidiaries, which violation or default could result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and each of the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Synergy Shares) will not contravene or result in any such violation or be in conflict with or constitute a default under (or an event which, with notice or lapse of time, or both would conflict with or constitute or result in a default under) any such provision, instrument, judgment, order, writ, decree, contract or agreement or require any consent, waiver or approval thereunder, or constitute an event that results in the creation of any Lien upon any assets of the Company or any of its Subsidiaries.

     SECTION 3.5. CAPITALIZATION. (a) The authorized Capital Stock of the Company consists of Thirty Million (30,000,000) shares, consisting of Twenty Nine Million, Nine Hundred Thousand (29,900,000) shares of Common Stock, of which 11,131,428 shares are issued and outstanding, after giving effect to the exchange of the PHS Group Indebtedness for Common Stock, and One Hundred Thousand (100,000) shares of Class A $2.20 cumulative preferred stock, $.001 par value (the "PREFERRED STOCK"), all of which shares are issued and outstanding. The Company has issued a Warrant to purchase 112,500 shares of Common Stock, at an exercise price of $1.10, expiring at various dates through 2002. Upon the issuance of the Synergy Shares to the Purchaser, there will be 13,331,428 shares of Common Stock and 100,000 shares of Preferred Stock issued and outstanding. Other than as set forth in SCHEDULE 3.5, there are no outstanding securities of the Company convertible into or evidencing the right to purchase or subscribe for any shares of Capital Stock of the Company, there are no outstanding or authorized options, warrants, calls, subscriptions, subscription rights, commitments or any other agreements of any character obligating the Company to issue any shares of its Capital Stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any shares of Capital Stock of the Company.
                                     -E 11-

         (b) The issued and outstanding shares of Capital Stock of the Company are duly authorized, validly issued, fully paid and nonassessable. The shares of Common Stock to be issued pursuant to this Agreement, will be, upon receipt by the Company of the consideration therefor, (i) validly issued, fully paid and nonassessable, (ii) free and clear of all Liens, other than any created by the holder thereof, and (iii) assuming that the representations and warranties of the Purchaser in Article IV hereof are true and correct, issued in compliance with all applicable federal and state securities laws, as presently in effect.

     SECTION 3.6. SUBSIDIARIES. SCHEDULE 3.6 sets forth a complete and accurate list of all Subsidiaries of the Company. The outstanding shares of Capital Stock of each Subsidiary are validly issued, fully paid and nonassessable and all such shares represented as being owned by the Company are owned by it free and clear of all liens. except as set forth in SCHEDULE 3.5 of the BB Agreement, there are no outstanding securities of any Subsidiary convertible into or evidencing the right to purchase or subscribe for any shares of Capital Stock of any Subsidiary, there are no outstanding or authorized options, warrants, calls, subscriptions, subscription rights, commitments or any other agreements of any character obligating any Subsidiary to issue any shares of its Capital Stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any shares of Capital Stock of any Subsidiary.

     SECTION 3.7. LITIGATION. Except as set forth in SCHEDULE 3.7, there is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, nor is there any basis for the foregoing. No such action, suit, proceeding or investigation questions the validity of the Transaction Documents or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality, which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

     SECTION 3.8. INVESTMENT COMPANY. The Company is not and, after giving effect to the sale and issuance of the Synergy Shares pursuant to this Agreement, will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 3.9. SEC REPORTS; FINANCIAL STATEMENTS. Since January 1, 1997, the Company has filed all SEC Reports required to be filed by it pursuant to the federal securities laws and the rules and regulations thereunder, all of which have complied with all applicable requirements of the Securities Act and the Exchange Act. The financial statements of the Company and its Subsidiaries

                                     -E 12-
included therein have been provided or made available to the Purchaser and were prepared in conformity with generally accepted accounting principles consistently applied throughout the periods specified therein, and present fairly the financial position of the company and its subsidiaries as at and for the periods set forth therein. except as set forth on SCHEDULE 3.9 hereto, in any filings by the Company with the Commission or in said financial statements, since December 31, 1998 there has been no change in the business, financial condition, operations or results of operations which would have a Material Adverse Affect with respect to the Company. None of the SEC Reports filed since January 1, 1997, including in each such case without limitation the financial statements or schedules included therein, at the time filed, or if subsequently amended, at the time so amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 3.10. INTELLECTUAL PROPERTY. The Company and each of its Subsidiaries owns or has the valid right to use all patents, trademarks, trade names, brand names, service marks, domain names, logos and copyrights (including registrations and applications), licenses or royalty agreements ("INTELLECTUAL PROPERTY") used in the conduct of its business as currently conducted, free and clear of all encumbrances of any nature, a listing of which is set forth in
SCHEDULE 3.10 attached hereto. Neither the Company, nor any of its Subsidiaries has received, during any period for which the applicable statute of limitations has not yet expired, written notice of any claims relating to the validity, enforceability, ownership or use of any Intellectual Property.

     SECTION 3.11. EMPLOYMENT AGREEMENTS. Other than for the obligation to at will employees for the payment of salaries or hourly wages, except as may be disclosed in any filings by the Company with the Commission, the Company is not currently a party to any employment or compensation agreement with any of its employees, including any of its officers, nor is it obligated under any incentive compensation plan or policy.

     SECTION 3.12. REAL PROPERTY. The Company owns no real property and, to the best of its knowledge, is not in default of any of the material terms or conditions of any leases of real property to which it is a party.

     SECTION 3.13. TAX MATTERS. except as set forth on SCHEDULE 3.13 hereto, in any filing by the Company at the Commission, or in the Company's Financial
Statements:

         (a) All Federal and state income, sales and use, payroll, withholding, employment, social security and workers compensation tax returns ("TAX RETURNS") required to be filed by or with respect to the Company have been filed when due in a timely fashion, or valid extensions of the time to file have been duly obtained, and all such Tax Returns are true, correct and complete.

         (b) The Company has paid in full on a timely basis all Taxes owed by it, except to the extent being contested in good faith and by appropriate proceedings.

     SECTION 3.14. EMPLOYEE BENEFIT PLANS. With respect, as applicable, to Benefit Plans and Benefit Arrangements neither Company nor any ERISA Affiliate has ever maintained or contributed to any Qualified Plans. As used herein:
                                     -E 13-

"Benefit Arrangement" shall mean any benefit arrangement, obligation, custom or practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, other than any obligation, arrangement, custom or practice that is a Benefit Plan, including without limitation, employment agreements, severance agreements, executive compensation arrangements, including but not limited to stock options, restricted stock rights and performance unit awards, incentive programs or arrangements, sick leave, vacation pay, several pay policies, plant closing benefits, salary continuation for disability, consulting or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, employee discounts, employee loans, employee banking privileges, any plans subject to Section 125 of the code, and any plans providing benefits or payments in the event of a change of control, change in ownership or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors or agents.

"Benefit Plan" shall have the meaning given in Section 3(3) of ERISA.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" shall mean any Person that together with the Company would be or was at any time treated as a single employer under Section 414 of the Code or
Section 4001 of ERISA and any general partnership of which the Company is or has been a general partner.

"Qualified Plan" shall mean any Company Plan that meets, purports to meet, or is intended to meet the requirements of Section 401(a) of the Code.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     SECTION 4.1. ORGANIZATION, STANDING, ETC.. Each of the Purchaser and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its assets and to carry on its business as presently conducted and (b) is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the nature of the properties owned or leased by it, or the nature of its activities makes such qualification and good standing necessary, except where the absence of such qualification or good standing would not have a Material Adverse Effect on the Purchaser and its Subsidiaries, taken as a whole. The Purchaser has all requisite power and authority (x) to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents, and (y) to purchase the Synergy Shares, in the manner and for the purpose contemplated by this Agreement.

     SECTION 4.2. AUTHORIZATION AND EXECUTION. The execution, delivery and performance of this Agreement and each of the other Transaction Documents by the

                                     -E 14-

Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser. Each Transaction Document constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms (except as enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally, (b) equitable principles (whether considered in an action at law or in equity) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought and (c) limitations imposed upon the specific enforceability of the indemnification provisions in the registration rights set forth in EXHIBIT A hereto under certain circumstances under state or federal law or court decisions concerning indemnification of a party against liability for its own wrongful or negligent acts or where such indemnification is contrary to public policy.

     SECTION 4.3. GOVERNMENTAL AUTHORIZATIONS. The execution and delivery by the Purchaser of this Agreement and each other Transaction Document and the purchase of the Synergy Shares by the Purchaser, do not, and the consummation of the transactions contemplated hereby and thereby will not, require any approval, consent, waiver or authorization of, or filing or registration with, any Governmental Body or third Person.

     SECTION 4.4. NON-CONTRAVENTION. Neither the Purchaser nor any of its Subsidiaries is in violation or default of any provisions of its Articles of Incorporation or the By-Laws. Neither the Purchaser nor any of its Subsidiaries is in violation or default in any material respect under any provision, instrument, judgment, order, writ, decree, contract or agreement to which it is a party or by which it is bound or of any Requirement of Law applicable to the Purchaser or its Subsidiaries, which violation or default could result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and each of the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Synergy Shares) will not contravene or result in any such violation or be in conflict with or constitute a default under (or an event which, with notice or lapse of time, or both would conflict with or constitute or result in a default under) any such provision, instrument, judgment, order, writ, decree, contract or agreement or require any consent, waiver or approval thereunder, or constitute an event that results in the creation of any Lien upon any assets of the Purchaser or any of its Subsidiaries.

     SECTION 4.5. PRIVATE PLACEMENT. (a) The Purchaser understands and agrees with the Company that (i) the offer and sale of the Synergy Shares is intended to be exempt from registration under the Securities Act by virtue of the provisions of Section 4(2) of the Securities Act and (ii) there is no existing public or other market for the Synergy Shares and there can be no assurance that the Purchaser will be able to sell or dispose of the Synergy Shares.

         (b) The Purchaser represents and warrants to the Company that:
                                     -E 15-

              (i) the Synergy Shares to be acquired by it pursuant to this Agreement are being acquired for its own account and without a view to the distribution or resale of the Synergy Shares or any interest therein; PROVIDED, that the provisions of this Section shall not prejudice the Purchaser's right at all times to sell or otherwise dispose of all or any part of the Synergy Shares so acquired by the Purchaser pursuant to a registration under the Securities Act or an exemption from such registration available under the Securities Act;

              (ii) the Purchaser is an "Accredited Investor" as such term is defined in Rule 501 of Regulation D promulgated by the Commission under the Securities Act; and

              (iii) the Purchaser is not a broker or dealer (as defined in Sections 3(a)(4) and 3(a)(5) of the Exchange Act), member of a national securities exchange, or person associated with a broker or dealer as defined in
Section 3(a)(18) of the Exchange Act, other than a business entity controlling or under common control with such broker, dealer, member or associated person.

         (c) The Purchaser further represents that:

              (i) the Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Synergy Shares and the Purchaser is capable of bearing the economic risks of such investment and is able to bear a complete loss of its investment in the Synergy Shares; and

              (ii) In evaluating the suitability of an investment in the Synergy Shares, the Purchaser has not relied upon any representations or other information (whether oral or written) made by or on behalf of the Company other than as set forth in the SEC Reports, this Agreement and the other Transaction Documents.

                                    ARTICLE V

                CONDITIONS PRECEDENT TO CLOSING BY THE PURCHASER

     SECTION 5.1. The obligation of the Purchaser to purchase the Synergy Shares and complete the transactions contemplated hereby is subject to the satisfaction or waiver by Purchaser, in it sole discretion, of the following conditions precedent:

         (a) the Company shall have delivered to the Purchaser, the following:

              (i) such counterpart original and certified or other copies of this Agreement as the Purchaser shall reasonably request;

              (ii) stock certificates representing the Synergy Shares; and

              (iii) a certificate of an authorized officer of the Company as to the truth and accuracy of the representations and warranties set forth in

                                     -E 16-

ARTICLE III, the performance of all conditions required to be performed by the Company, and such other matters as counsel for the Purchaser may reasonably request, which matters shall be customary for transactions of the type contemplated by this Agreement;

         (b) there shall have been no change in the financial condition or results of operations of the Company which shall have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, since the date of this Agreement;

         (c) the Closing shall have occurred under the BB Agreement;

         (d) the bylaws of the Company shall have been amended to provide for an increase in the number of members of the Board from five (5) members to six (6) members and the Board shall fill the vacancy created by the increase in the number of members on the Board by a person designated by the Purchaser as provided IN SECTION 2.6; and

         (e)  the  Company  shall  have  entered  into  a  Non-Competition   and
Proprietary   Information   agreement   with  mair  faibish  and  henry  platek,
respectively, substantially in the form set forth in EXHIBIT B hereto.

                                   ARTICLE VI

                 CONDITIONS PRECEDENT TO CLOSING BY THE COMPANY

     SECTION 6.1. The obligation of the Company to issue and sell Synergy Shares and complete the transactions contemplated hereby is subject to the satisfaction or waiver by the Company, in it sole discretion, of the following conditions precedent:

         (a) the Purchaser shall have delivered to the Company the following:

              (i) the cash  payment  for the  synergy  shares,  as  provided  in
SECTION 2.2 hereof;

              (ii) evidence of the credits for Advertising Time and In-Kind Services, as provided IN SECTION 2.2 hereof, satisfactory in form and substance to the Company; and

              (iii) a certificate of an authorized officer of the Purchaser as to the truth and accuracy of the representations and warranties set forth in
ARTICLE IV, the performance of all conditions required to be performed by the Purchaser, and such other matters as counsel for the Company may reasonably request, which matters shall be customary for transactions of the type contemplated by this Agreement; and

         (b) the Closing shall have occurred under the BB Agreement.

                                     -E 17-

                                   ARTICLE VII

                                  MISCELLANEOUS

     SECTION 7.1. LEGENDS; OPINIONS REQUIREMENT. The certificates evidencing the Common Stock and each certificate issued in transfer thereof, will bear the following legend and any applicable legend required by any other Transaction
Document:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION IN EFFECT WITH RESPECT TO THE SECURITIES OR AN EXEMPTION BEING APPLICABLE UNDER THE ACT."

     If the Purchaser desires to sell or otherwise dispose of all or any part of the Synergy Shares owned by it under an exemption from registration under the Securities Act, and if requested by the Company, the Purchaser shall deliver to the Company an opinion of counsel, which may be counsel for the Company, that such exemption is available.

     SECTION 7.2. REGISTER OF SECURITIES. The Company or its duly appointed agent shall maintain a separate register for the Common Stock, in which it shall register the issue and sale of all such Synergy Shares. All transfers of Synergy Shares shall be recorded on the register maintained by the Company or its agent, and the Company shall be entitled to regard the registered holder of the Synergy Shares as the actual holder of the Synergy Shares so registered until the Company or its agent is required to record a transfer of the synergy shares on its register. Subject to SECTION 7.3 hereof, the Company or its agent shall be required to record any such transfer when it receives such security to be transferred duly and properly endorsed by the registered holder thereof or by its attorney duly authorized in writing.

     SECTION 7.3. REMOVAL OF LEGEND. Any legend endorsed on a certificate pursuant to SECTION 7.1 hereof, and any stop transfer instructions and record notations with respect thereto shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) promulgated by the Commission under the Securities Act, or (c) such securities are otherwise sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions with respect to such securities are removed upon the consummation of such sale and the seller of such securities provides the Company an opinion of counsel (which may be counsel for the Company), which shall be in form and content reasonably satisfactory to the Company, to the effect that such securities in the hands of the purchaser thereof are freely transferable without restriction or registration under the Securities Act in any public or private transaction.

                                     -E 18-

     SECTION 7.4. RULE 144. The Company agrees to timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, to the extent required from time to time to enable the Purchaser to sell shares of Common Stock and the shares of Common Stock into which the Common Stock may be converted without registration under the Securities Act within the limitation of the exemptions provided in (a) Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Purchaser, the Company will deliver a written statement as to whether it has complied with such requirements.


     SECTION 7.5. NOTICES. All notices, advises and communications to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered in person, by facsimile confirmed by telecopier answer back, sent by air courier or sent by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the other parties listed below:

If to the Company:         Synergy Brands Inc.
                           40 Underhill Boulevard
                           Syosset, New York 11791-0996
                           Attn: Chief Executive Officer
                           Tel:     (516) 682-1980
                           Fax:     (516) 682-1990

with a copy to:            Meltzer, Lippe, Goldstein & Schlissel, P.C.
                           190 Willis Avenue
                           Mineola, New York  11501
                           Attention: Richard Lippe, Esq.
                           Tel:     (516) 747-0300
                           Fax:     (516) 747-0653
                           E-MAIL:RLIPPE@MLG.COM
                           ---------------------

and a copy to:             Randall J. Perry, Esq.
                           44 Union Avenue
                           Rutherford, NJ 07070
                           Tel:     (201) 939-7200
                           Fax:     (201) 939-7348
                           E-MAIL:RJPERRY@WEBSPAN.NET
                           --------------------------

                                     -E 19-

If to the Purchaser:       Sinclair Broadcast Group,Inc.
                           10706 Beaver Dam Road
                           Cockeysville, MD 21030
                           Attn: President
                           Tel:     (410) 568-1506
                           Fax:     (410) 568-1533

With a copy to:            Sinclair Broadcast Group,Inc.
                           10706 Beaver Dam Road
                           Cockeysville, MD 21030
                           Attn: General Counsel
                           Tel:     (410) 568-1506
                           Fax:     (410) 568-1533

and a copy to:             Thomas & Libowitz
                           100 Light Street, Suite 1100
                           Baltimore, MD 21202-1053
                           Attn: Steven A. Thomas, Esq.
                           Tel:     (410) 752-2468
                           Fax:     (410) 752-2046
                           E-MAIL:STHOMAS@THOMASANDLIBOWITZ.COM
                           ------------------------------------

All such notices, advises and communications shall be deemed to have been received, (a) in the case of personal delivery, on the date of such delivery,
(b) in the case of delivery by facsimile, on the date of such delivery and receipt of telecopier answer back, (c) in the case of delivery by air courier, on the business day following the day of dispatch and (d) in the case of mailing, on the third business day following such mailing.

     SECTION 7.6. CONFIDENTIALITY. Except as and to the extent required by law, the Purchaser shall not disclose or use, and will direct its representatives not to disclose or use to the detriment of the Company or any of its Subsidiaries, any confidential information (as defined below) with respect to the Company or any of its Subsidiaries, furnished, or to be furnished, by either the Company or any of its Subsidiaries, or their respective representatives to the Purchaser or its representatives at anytime or in any manner other than in connection with the Purchaser's evaluation of the transactions proposed by this Agreement. For the purposes of this paragraph, 'Confidential Information" means any information about either the Company or any of its Subsidiaries stamped "Confidential" or identified in writing as such to the Purchaser by the Company or any of its Subsidiaries promptly following its disclosure, unless:

         (a)  such   information   is  already   known  to   Purchaser   or  its
representatives or to others not bound by duty of confidentiality or such information becomes publicly available through no fault of Purchaser's representatives; or

         (b) the use of such information is necessary or appropriate in making and filing or obtaining any consent or approval required for the consummation of the acquisition of the Synergy Shares; or

         (c) The furnishing of use of such information as required by, or is necessary or appropriate in connection with, legal proceedings.

         Upon the termination of this Agreement and at the written request of the Company or any of its Subsidiaries, the Purchaser will promptly return to the requesting party or, at the requesting party's express direction, destroy and Confidential Information in its possession and certify in writing to the issuer that it has done so.

                                     -E 20-

     SECTION 7.7. BROKERS; FINDERS. The Company and the Purchaser each represents and warrants that it has dealt with no broker, finder, commission agent or advisor in connection with the transactions contemplated by this Agreement or the BB Agreement, except that the Company has so dealt with Capital Vision GROUP, INC. (THE "ADVISOR"). The Company and the Purchaser each agrees to indemnify, defend and hold harmless the other against any brokerage fee, commission, finder's fee, or financial advisory fee due to any person, firm or corporation acting on the indemnifying party's or the indemnifying party's principals or employees behalf in connection with the transactions contemplated by this Agreement. The Company shall be solely responsible for the payment of all compensation due to the Advisor in connection with its services hereunder and under the BB Agreement in the manner set forth in the BB Agreement.

     SECTION 7.8. AMENDMENT; WAIVER. Neither this Agreement, nor any provision hereof, may be amended, modified, supplemented or waived, except by a written instrument executed by the Company and the Purchaser.

     SECTION 7.9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; COVENANTS AND AGREEMENTS. (a) All representations and warranties made in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Purchaser, and the sale and purchase of the Common Stock and payment therefor for a period of one year from the Closing Date.

         (b) All covenants and agreements of the parties made in, pursuant to or in connection with this Agreement shall survive the Closing, except (i) to the extent by their terms they are not intended to survive, or (ii) as otherwise expressly set forth herein or agreed in writing by the parties.

     SECTION 7.10. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     SECTION 7.11. HEADINGS; EXHIBITS. (a) The Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or any term or prevision hereof.

         (b) The Exhibits attached hereto are a part of this Agreement as if fully set forth herein.

                                     -E 21-

     SECTION 7.12. ENTIRE AGREEMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written, among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

     SECTION 7.13. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors and assigns of the parties hereto, including, without limitation, each transferee of all or any portion of the Common Stock. No party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other party hereto, except that the Purchaser may assign this Agreement to any of its direct or indirect SUBSIDIARIES; PROVIDED, the Purchaser shall continue to be liable for all terms and provisions of this Agreement.

     SECTION 7.14. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED THEREIN BY AND AMONG RESIDENTS OF SUCH STATE.

     SECTION 7.15. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date written above.

                                    COMPANY:
                                    SYNERGY BRANDS INC.

                                    BY:
                                       -----------------------
                                       Name:
                                       Title:

                                    PURCHASER:
                                    SINCLAIR BROADCAST GROUP, INC.

                                    BY:
                                       --------------------------
                                       Name:
                                       Title:
                                     -E 22-

                                  Schedule 2.2

                                In-Kind Services

1. MEDIA PLANNING AND MEDIA BUYING - media planning and media buying, to be provided as available and as needed to the Company by employees or agents of the Purchaser reasonably acceptable to the Company - $353,000.

2. COMMERCIAL PRODUCTION - commercial production at the facilities or studios of the Purchaser or any of its direct or indirect subsidiaries, valued at $20,000.

3. COMMERCIAL DISTRIBUTION - commercial distribution to any and all of radio and television stations licensed, owned or operated by Purchaser or any of its direct or indirect subsidiaries, valued at $2,000.

4. WEB SITE ADVERTISING - web site advertising on any and all of Purchaser's web sites, or the web sites of any of its direct or indirect subsidiaries, including without limitation, banner advertisements and direct links to the Company's sites, including the value of customary commissions for each link (which will not be charged to the Company), valued at $500,000. The size of such banners, frequency, location and link to other web sites to be mutually determined by the Company and the Purchaser, and all technical specifications to be provided by the Company at its sole cost.

5. INVESTMENT AND FINANCIAL PLANNING ASSISTANCE - assistance with financial planning and reporting, capital structure, credit facilities, systems development and integration, and investment banking activities
         - $50,000.

6.       PERIODIC TECHNOLOGY AND MARKETING CONSULTING - $75,000.

The value allocated to the services described above (a) are determined as if all amounts were paid in cash, (b) are on an annual basis, and (c) shall increase over the Synergy Term consistent with the market value of such services on the actual date such services are supplied.

                                     -E 23-

                                  Schedule 3.5

                                 Capitalization

                       Outstanding Options, Warrants, Etc.

Options to purchase up to 6,100,000 shares of Common Stock were granted under the Company's 1994 Services and Consulting Compensation Plan, as amended, for eligible participants who are employees, consultants, non-employee members of the Board of the Company or any of its subsidiaries or affiliates. All options were exercised prior to the date hereof.

                                     -E 24-

                                  Schedule 3.6

                                  Subsidiaries

1.       New Era Foods, Inc., a Nevada corporation ("New Era Foods").

2.       PHS Group  Inc.,  a  Pennsylvania  corporation,  100%  owned by New Era
         Foods.

3. Premium Cigar Wrappers, Inc., a New York corporation, 66 2/3% owned by New Era Foods.

4.       SYBR.COM Inc., a New Jersey corporation ("SYBR").

5.       BeautyBuys.Com Inc., a New Jersey corporation, 100% owned by SYBR.

6.       Net Cigar.Com Inc., a Florida corporation, 100% owned by SYBR.

7.       Island Wholesale Grocers, Inc., a Florida corporation.

                                     -E 25-

                                  Schedule 3.7

                                   Litigation

None.

                                     -E 26-

                                  Schedule 3.9

                        SEC Reports; Financial Statements

None.

                                     -E 27-

                                  Schedule 3.10

                              Intellectual Property

The  tradenames   "BeautyBuys"   and  "NetCigar",   for  which  U.S.   trademark
applications have been filed.

THE COMPANY OR ITS SUBSIDIARIES ARE LICENSED TO USE THE FOLLOWING TRADEMARKS:

Suarez Gran Reserve       Breton Legend          Breton Corojo Vintage
Corojo 2000               Andulleros             Alimerante
Don Otilio

THE COMPANY OR ITS SUBSIDIARIES OWN THE ADDITIONAL DOMAIN NAMES:

REGISTERED TO KRANTOR CORP.:

KRANTOR.COM             GRANDRESERVE.COM          GRANRESERVE.COM

REGISTERED TO SYNERGY BRANDS, INC.:

SYBR.COM                   CANDLEBUYS.COM**          ADD2CART.COM
SYNERGYBRANDS.COM          SALONBUYS.COM**           SALEBYNET.COM
BEAUTYBONUS.COM**          CIGARREPUBLIC.COM         DEALBYNET.COM
SALONCOUNTER.COM**         DEALBUYNET.COM            SALONBUY.COM**
FRAGANCESALON.COM**        ADDTWOCART.COM            BEAUTYBUYS.COM**
GLOBALSALON.COM**          NETCIGARBUY.COM           BEAUTYBUY.COM**
HEALTHFOODBUYS.COM**       NETCIGARBUYS.COM          GRCIGARS.COM
FRAGRANCESALON.COM**       BESTCIGARBUY.COM          CIGARBUY.COM
FRAGRANCEBUY.COM**         CIGAREPUBLIC.COM          CIGARMEDIA.COM
COSMETICBUYS.COM**         BESTCIGARSBUY.COM         MEATBUYS.COM
COSMETICBUY.COM**          NETCIGARSBUYS.COM         FISHBUY.COM
FRAGRANCEBUYS.COM**        NETCIGARSBUY.COM          MEALBUYS.COM
VITAMINBUYS.COM**          BESTCIGARBUYS.COM         FISHBUYS.COM
BESTCIGARSBUYS.COM         SEAFOODBUYS.COM           SYBRBUYS.COM
LIQUORBUYS.COM

REGISTERED TO NETCIGAR.COM, INC.:

COROJODEVEGA.COM           NETCIGAR.COM              COROHO.COM
COROJO2000.COM

REGISTERED TO BEAUTYBUYS.COM, INC.:

BEAUTYBUYSB2B.COM**        BEAUTYBUYSBTOOB.COM**
BEAUTYBUYSBTOB.COM**       BEAUTYBUYSWHOLESALE.COM**
BEAUTYBUYSBTWOB.COM**      WHOLESALEBEAUTYBUYS.COM**

** Denotes ownership by BeautyBuys regardless of which entity registered the domain name.

                                     -E 28-

                                  Schedule 3.13

                                   Tax Matters

None.

                                     -E 29-

                                    EXHIBIT A

                                    (SYNERGY)

                               REGISTRATION RIGHTS

         1. CERTAIN DEFINITIONS. As used herein, unless the context otherwise requires (a) all capitalized terms not defined herein shall have the meanings set forth in the respective Agreements to which this document is an Exhibit, and
(b) the following terms shall have the following respective meanings:

         "HOLDER" shall mean the Purchaser holding Registrable Stock and any other Person holding shares of registrable stock to whom the rights under this agreement have been transferred in accordance with SECTION 5 below.

         THE TERMS "REGISTER", "REGISTERED" AND "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

         "REGISTRABLE STOCK" shall mean (i) the Synergy Shares owned by Purchaser; and (ii) any shares of Common Stock issuable with respect to the Synergy Shares upon any stock split, or stock dividend, or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization or otherwise.

         2. PIGGYBACK REGISTRATION. If (a) at any at any time after the first anniversary of the Closing Date, the Company shall file a registration statement with the Commission for the offering of securities by the Company, except for an IPO (including, but not limited to, registration statements relating to secondary offerings of securities by the Company, but excluding registration statements on Forms S-4, S-8 or any successor OR SIMILAR FORM) (A "COVERED REGISTRATION STATEMENT"), or (b) at any time after the Closing Date, the Company shall file a Covered Registration Statement for the offering of securities of the Company by any of its officers or directors and/or Lawrence K. Fleischman, his successors or assigns, either separately or in addition to the securities of the Company, the Company shall each such time give prompt prior written notice to the Holder. In either event set forth in (a) or (b) above, the Holder shall have the right, upon the written request of any such Holder, received by the Company within 30 days after the receipt of any such notice given by the Company, to register any of its Registrable Stock (which request shall state the intended method of disposition thereof). Thereafter, the Company shall use its best efforts to cause the Registrable Stock as to which registration shall have been so requested to be included in the securities to be covered by the Covered Registration Statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Holder (in accordance with its written request) of such Registrable Stock.

                                     -E 30-

         Notwithstanding anything to the contrary contained herein, no request may be made under this Section within 180 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the Holder of Registrable Stock shall have been entitled to join pursuant to this Section and in which there shall have been effectively registered and sold all shares of Registrable Stock as to which registration shall have been so requested.

         3. UNDERWRITTEN PUBLIC OFFERING; AGREEMENTS. In the event that any registration shall be, in whole or in part, an underwritten public offering of Class A Common Stock, the number of shares of Registrable Stock to be included in such an underwriting may be reduced to the extent that the managing underwriter shall be of the opinion (a written copy of which shall be delivered to the Holder) that such inclusion would materially adversely affect the marketing of the securities to be sold by the Company under such registration statement.

         In connection with each registration covering an underwritten public offering, the Company and the Holder agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the company's size and investment stature; PROVIDED, however, that the Holder of Registrable Stock shall not be required to make any representations or warranties or agreements other than representations, warranties and agreements regarding such Holder, such Holder's Registrable Stock and the intended method of distribution and provided further that such Holder may require that any or all representations, warranties, conditions precedent and other agreements by the Company for the benefit of the underwriter shall also be for the benefit of such Holder. Each registration shall also be subject to the execution of a written agreement between the Company and the Holder containing provisions for indemnification and contribution and such other provisions as are customary for such an arrangement between the Company and holders of piggyback registration rights.

         4. EXPENSES. All expenses incurred by the Company in connection with all registration statements under SECTION 2 shall be paid by the company, provided, that, all underwriting discounts and selling commissions applicable to the sale of Registrable Stock and all fees and expenses of counsel for the Holder shall be paid by the Holder.

         5. TRANSFERABILITY OF REGISTRATION RIGHTS. The registration rights set forth in this Agreement are transferable to each transferee of Registrable Stock who receives at least 25% of the aggregate Registrable stock owned by a holder on the date hereof, PROVIDED, that such transferee's activities, products and services are not competitive in any material respect with activities, products or services of the Company as reasonably determined by the Board of Directors. Each subsequent holder of Registrable Stock must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.

                                     -E 31-

                                    EXHIBIT B

                               SYNERGY BRANDS INC.

                         NON-COMPETITION AND PROPRIETARY

                              INFORMATION AGREEMENT

         THIS AGREEMENT IS ENTERED INTO AS OF THE 23RD day of November,  1999 by
and        between         _________________________,         residing        at
________________________________  (herein  called the  "Employee"),  and SYNERGY
BRANDS INC., a Delaware corporation having its principal place of business at 40 Underhill Boulevard, SYOSSET, NEW YORK 11791-0996 (THE "COMPANY", which term includes any subsidiaries or affiliates thereof).

                              W I T N E S S E T H:

         WHEREAS, the Employee is employed by the Company as of the date hereof, and it is a condition to such continued employment and to the grant of any increases in compensation, stock options or other incentive compensation that the Employee enter into an agreement with the Company upon the terms set forth herein.

         NOW  THEREFORE,  in  consideration  of the foregoing and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows.

         (i) FULL TIME EMPLOYMENT; NON-COMPETITION

              (i) The Employee shall devote all of his business time and energies to the business of the Company and shall not at any time while employed by the Company and for a period of one year after termination of such employment from the Company (the "Non-Competition Period"), engage in any business on behalf of any other company or himself and shall not directly or indirectly own an interest in, manage, operate, join, control, be employed by or participate either directly or indirectly in the ownership, management, operation or control of, or be connected in any manner with, any business whose activities conflict with, are competitive with, or are similar to, that of the e-commerce business of the Company or any of its Subsidiaries. As used herein, a "Subsidiary" means
(i) any corporation or other entity of which a majority of the voting capital stock or other voting ownership interests are directly or indirectly owned by the Company, (ii) BeautyBuys.com Inc. so long as thirty (30%) percent of the voting capital stock of BeautyBuys.com Inc. is owned directly or indirectly by the Company, and (iii) PHS Group Inc. so long as thirty (30%) percent of the voting capital stock of PHS Group Inc. is owned directly or indirectly by the Company.

                                     -E 32-

              (ii) While employed by the Company, and during the Non-Competition Period, the Employee shall not, directly or indirectly:

              (i) perform services for or render advice to any person or business wherever located, which currently has, or is contemplating having, any products, or which currently performs, or is contemplating the performance of, any services, which competes with the e-commerce business of the Company or any of its Subsidiaries; and

              (ii) on his own behalf or on behalf of or as an employee of any other person or business, contact or approach any person or business wherever located, with a view to selling or assisting others to sell products or services competing with the e-commerce business of the Company or any of its Subsidiaries.

         (ii) NON BUSINESS SOLICITATION; NON-HIRING OF EMPLOYEES.

         Except for the customers listed on Schedule "A" annexed hereto and made a part hereof, the Employee shall not during the time employed by the Company and during the Non-Competition Period, engage in e-commerce business of the type conducted by the Company or any of its Subsidiaries with or solicit e-commerce business of the type conducted by the Company or any of its Subsidiaries from any person, firm or entity which was a customer of the Company or any of its Subsidiaries at any time within one year preceding the termination of his employment, induce or attempt to induce any such customer to reduce its business with the Company, solicit or attempt to solicit any employees of the Company to leave the employ of the Company or offer or cause to be offered employment to any person who was employed by the Company at any time during the six months prior to the termination of his employment with the Company. While employed by the Company, and during the Non-Competition Period, the Employee shall also not engage in e-commerce business of the type conducted by the Company or any of its Subsidiaries with any prospective customer of the Company. For this purpose a "prospective customer" shall mean potential customers which the Company or any of its Subsidiaries has solicited or with which the Company or any of its Subsidiaries has had active discussions concerning potential business at any time during the one year preceding the end of the Employee's employment by the Company. The Employee acknowledges that (a) in the event his employment with the Company terminates for any reason, he will be able to earn a livelihood without violating the foregoing restrictions and (b) his ability to earn a livelihood without violating such restrictions is a material condition of his employment with the Company.

         (iii) PROPRIETARY INFORMATION.

                                     -E 33-

         (i) The Employee has not and unless authorized or instructed in writing by the Company, the Employee shall not, except as required in the conduct of the Company's business, during or after his employment by the Company, disclose to others, or use, any of the Company's inventions or discoveries or its secret or confidential information, knowledge or data (oral, written, or in machine-readable form) which the Employee may have obtained or will obtain during the course of or in connection with the Employee's employment, including such inventions, discoveries, information, knowledge, know-how or data relating to machines, equipment, products, services, systems, software, research and/or development, designs, compositions, formulae, processes, manufacturing procedures or business methods, whether or not developed by the Employee, by others in the Company or obtained by the Company from third parties, and irrespective of whether or not such inventions, discoveries, information, knowledge, know-how or data have been identified by the Company as secret or confidential, unless and until, and then only to the extent that, such inventions, discoveries, information, knowledge, know-how or data become available to the public otherwise than by the Employee's act or omission.

         (ii) During the course of his employment by the Company and thereafter, the Employee shall not, except as required in the conduct of the Company's business, disclose to others, or use, any of the information relating to present and prospective marketing, sales and advertising programs and agreements with representatives or prospective representatives of the Company, present or prospective sources of supply or any other business arrangements of the Company, including but not limited to customers, customer lists, costs, prices and earnings, whether or not such information is developed by the Employee, by others in the Company or obtained by the Company from third parties, and irrespective of whether or not such information has been identified by the Company as secret or confidential, unless and until, and then only to the extent that, such information becomes available to the public otherwise than by the Employee's act or omission.

         (iv) ASSIGNMENT OF INVENTIONS.

         The Employee agrees to assign to the Company or its affiliates, successors or assigns, all of his rights to inventions, or discoveries trademarks, tradenames and intellectual property which, during the period of his employment with the Company or its affiliates, successors or assigns, the Employee has made or conceived, either solely or jointly with others, in the time or course of his employment with the Company or its affiliates, successors or assigns, or with the use of the Company's or their time, materials or

                                     -E 34-
facilities, or relating to any subject matter with which his work for the Company, its affiliates, successor or assigns is or may be concerned. The Employee further agrees without charge to the Company, its affiliates, successors or assigns, but at the Company's or their expense, to execute, acknowledge and deliver all such papers or documents, including applications for patents, trademarks, registrations and copyrights, and to perform such other acts as the Employee lawfully may perform, as may be necessary in the opinion of the Company, its affiliates, successors or assigns, to obtain or maintain patents, trademarks, registrations and copyrights for said inventions, trademarks, tradenames and intellectual property in any and all countries and to vest title thereto to the Company, its affiliates, successors or assigns.

         (v) PRIOR EMPLOYMENT.

         (i) Employee represents that his performance of any and all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by him in confidence or in trust prior to his employment by the Company. The Employee has not entered into, and he agrees he will not enter into, any agreement either written or oral in conflict herewith.

         (ii) Employee understands as part of the consideration for his continued employment by the Company, that he has not brought and will not bring with him to the Company or use in the performance of his responsibilities at the Company any materials or documents of a former employer which are not generally available to the public, unless he has obtained written authorization from the former employer for their possession and use.

         (iii) In the event that prior to entering the employ of the Company, the Employee had terminated employment with one or more prior employers, the Employee agrees to indemnify and hold harmless the Company, its directors, officers and employees, against any liabilities and expenses, including amounts paid in settlement, incurred by any of them in connection with any claim by any of his prior employers that the termination of his employment with such employer, his employment by the Company, or use of any skills and knowledge by the Company is a violation of contract or law. On or prior to the date hereof, Employee has delivered to the Company a copy of any contract of employment between Employee and each such prior employer.

         (vi) RETURN OF PROPERTY.

         All computer software, computer programs, source codes, object codes, magnetic tapes, printouts, samples, notes, records, reports, documents, customer lists, photographs, catalogs and other writings, whether copyrightable or not, relating to or dealing with the Company's business and plans, and those of others entrusted to the Company which are prepared or created by the Employee or which may come into his possession at any time during or as a result of his employment, are the property of the Company, and upon termination of his employment, the Employee agrees to return all such computer software, computer programs, source codes, object codes, magnetic tapes, printouts, samples, notes, records, reports, documents, customer lists, photographs, catalogs and writings and all copies thereof to the Company. The Company may withhold any amounts due to the Employee against return of these materials and any other materials of the Company or its customers.

                                     -E 36-

         (vii) SURVIVAL.

         The covenants in this Agreement on the part of the Employee shall survive termination of this Agreement, and the existence of any claim or cause of action of the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. The Employee agrees that a remedy at law for any breach of the foregoing covenants would be inadequate and that the Company shall be entitled to a temporary and permanent injunction or an order for specific performance of such covenants without the necessity of proving actual damage to the Company, and to recover from the Employee its legal fees and expenses in connection therewith.

         (viii) UNENFORCEABILITY.

         (i) If any of the rights or restrictions contained or provided for in this Agreement shall be deemed to be unenforceable by reason of the extent, duration or geographical scope, or other provisions hereof, or any other provisions of this Agreement, the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope or other provisions and enforce this Agreement in its reduced form for all purposes in the manner contemplated hereby.

         (ii) The Company and the Employee intend to and hereby confer jurisdiction to enforce the covenants contained in this Agreement upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and the Employee that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants as to breaches of such covenants as they relate to each jurisdiction, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.


         (ix) MISCELLANEOUS.

         (i) The rights and obligations of the Company under this Agreement may be assigned by the Company to the successors in interest of the Company or of that part of the business of the Company to which this Agreement applies. This Agreement may not be assigned by the Employee.

                                     -E 37-

         (ii) All notices provided for hereunder shall be deemed adequate if delivered personally to the Employee or if given to either party by first-class registered or certified postpaid mail, return receipt requested, addressed to the person to whom such notice is directed at his residence or usual place of business, or to such other address as such party may designate by notice similarly given, and shall be effective upon receipt.

         (iii) This Agreement and the rights and obligations of the parties hereunder shall be construed, interpreted and enforced in accordance with, and governed by the laws of, the State of New York, exclusive of the choice-of-laws rules thereunder.

         (iv) If any of the articles, sections, paragraphs or provisions of this Agreement shall be held by a court of last resort to be invalid, the remainder of this Agreement shall not be affected thereby.

         (v) The foregoing contains the entire agreement between the parties relating to the subject matter of this Agreement, and may not be altered or amended except by an instrument in writing signed by both parties hereto, and this Agreement supersedes all prior understandings and agreements relating to the subject matter hereof.

         (vi) The waiver by one party of a breach by the other of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such party. No waiver shall be valid unless written and signed by the party against whom the waiver is sought to be enforced.

         (g) All headings and captions herein are for convenience only and shall not influence the construction or interpretation of this Agreement.

         (h) As used in this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter and vice versa, unless the context requires otherwise.

                                     -E 38-

         (1) Nothing in this Agreement shall confer upon the Employee any right to continued employment, nor interfere with the right of the Company to terminate the employment of the Employee at any time.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Employee has hereunto set his hand to be effective as of the date first above written.

                                            SYNERGY BRANDS INC.

                                            BY:
                                               -------------------
                                               Name:
                                               Title:

                                               -------------------
                                                         ,Employee
                                     -E 39-